UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2004

DATATRAK International, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	000-20699	34-1685364

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6150 Parkland Boulevard, Mayfield Hts., Ohio		44124

(Address of Principal Executive Offices)		(Zip Code)

     Registrant’s telephone number, including area code 440-443-0082

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTION
Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES
EXHIBIT INDEX

INTRODUCTION

     This Amendment No. 1 amends and supplements the Form 8-K filed by DATATRAK International, Inc. on December 28, 2004 (as amended, the “Form 8-K”). The purpose of this Amendment No. 1 is to correct a typographical error in Item 1.01 of the Form 8-K by changing the date referred to in the first sentence from “December 23, 2003” to “December 23, 2004”. Except as otherwise noted, no changes have been made to the Form 8-K. Item 1.01 of the Form 8-K is hereby amended and restated in whole, in order to correct the typographical error discussed in the foregoing sentence, as set forth below.

Item 1.01 Entry into a Material Definitive Agreement.

     On December 23, 2004, DATATRAK International, Inc. (the “Company”) agreed to the terms of a private placement with a group of institutional investors who agreed to invest in the Company an aggregate principal amount of approximately $4.6 million. On December 28, 2004, the private placement closed and the Company sold and issued 486,313 shares of common stock, no par value (the “Common Shares”) at a price of $9.50 per share and the Company received net proceeds from the offering of approximately $4.4 million. The Company also issued warrants to purchase a total of up to 72,948 Common Shares to the investors at an exercise price of $14.40 with an expiration date of December 23, 2007. The Company issued warrants, on the same terms, to purchase an additional 21,316 Common Shares to a placement agent who assisted the Company in the private placement, as partial compensation for the placement agent’s services. The Company also granted registration rights for the purchased Common Shares and the Common Shares issuable upon exercise of the warrants.

     Copies of the documents governing these transactions are filed as exhibits to this report and are incorporated in this report by reference. The above description of the transactions is qualified in its entirety by the attached documents.

     On December 24, 2004, the Company issued a press release, announcing the signing of documentation regarding the private placement, which is attached to this report as Exhibit 99.1. On December 28, 2004, the Company issued a press release, announcing the closing of the private placement, which is attached to this report as Exhibit 99.2.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date	January 3, 2005		DATATRAK INTERNATIONAL, INC.

		By	/s/ Terry C. Black

Terry C. Black Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary

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EXHIBIT INDEX

Exhibit No.	Description

*10.1	Share Purchase Agreement among DATATRAK International, Inc. and the Purchasers named therein, dated December 23, 2004, including form of Warrant for Common Shares.

*99.1	Press release issued by DATATRAK International, Inc. on December 24, 2004.

*99.2	Press release issued by DATATRAK International, Inc. on December 28, 2004.

*previously filed

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